Exhibit 10.1

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.

SERIES A CUMULATIVE PERPETUAL
CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT
August 8, 2018

TABLE OF CONTENTS

Page

1.	Purchase and Sale of Preferred Stock	1
	1.1 Sale and issuance of Series A Preferred Shares	1
2.	Representations and Warranties of the Company	2
	2.1 Organization; Good Standing; Qualification	2
	2.2 Corporate Power	2
	2.3 Authorization	2
	2.4 Valid Issuance of Preferred Shares	2
	2.5 Capitalization of Company	2
	2.6 Subsidiaries	3
	2.7 The Articles Supplementary	3
	2.8 Compliance with Other Instruments	3
	2.9 Governmental Consent, etc.	3
	2.10 Offering	3
	2.11 General Solicitation	3
	2.12 Non-Reliance	3
3.	Representations, Warranties and Covenants of the Purchaser and the Manager	3
	3.1 Organization; Power; Authorization	3
	3.2 No Conflicts	4
	3.3 No Litigation	4
	3.4 Compliance with Laws	4
	3.5 Purchase Entirely for Own Account	4
	3.6 No General Solicitation	4
	3.7 Reliance Upon Purchaser's Representations	5
	3.8 Investment Experience; Economic Risk	5
	3.9 Purchaser Status	5
	3.10 Regulation S Requirements	5
	3.11 Restricted Securities	5
	3.12 SEC Filings	5
	3.13 Disclosure of Information	5
	3.14 Tax Liability	6
	3.15 Inspection	6
	3.16 Legends	6
4.	Exemption from Aggregate Share Ownership Limit; Conversion Rights and Consent to Issuance of Parity Stock under Articles Supplementary	7
5.	Conditions to Closing of the Purchaser	7
6.	Conditions to Closing of the Company	8
7.	Compliance with Laws; Review of Governing Documents	9
8.	Indemnification	9
	8.1 Indemnification by Purchaser	9
	8.2 Indemnification by Company	10
	8.3 Indemnification Proceedures	10
9.	Covenant not to Sue	11
10.	Lock-Up; Consent to Sale	11

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TABLE OF CONTENTS
(continued)
Page

	10.1 Lock-up	11
	10.2 Consent Required for Sale	11
	10.3 KYC or Other Lender Requirements	11
11.	Miscellaneous	12
	11.1 Taxes	12
	11.2 Governing Law and Time	12
	11.3 Jurisdiction and Service of Process	12
	11.4 Waiver of Jury Trial	12
	11.5 Limitation on Liability	12
	11.6 Survival	12
	11.7 Severability	12
	11.8 Entire Agreement	13
	11.9 Amendment	13
	11.10 Notices	13
	11.11 Expenses	13
	11.12 Parties	13
	11.13 Confidential Information	14
	11.14 Counterparts	14
	11.15 No Third Party Beneficiaries	14
	11.16 Construction	14
	11.17 Standstill	14
	11.18 Certain Defined Terms	15

Exhibits
EXHIBIT A	Articles Supplementary	18
EXHIBIT B	Disclosure Schedule	19
EXHIBIT C	Exemption Agreement	20
EXHIBIT D	Series A Stock Certificate	21

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SERIES A CUMULATIVE PERPETUAL CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT
This Series A Cumulative Perpetual Convertible Preferred Stock Purchase Agreement (this “Agreement”) is made as of August 8, 2018 by and among Griffin Capital Essential Asset REIT, Inc., a Maryland corporation (the “Company”), SHBNPP Global Professional Investment Type Private Real Estate Trust No. 13(H), a real estate investment trust established under the laws of the Republic of Korea (acting through Kookmin Bank as trustee of SHBNPP Global Professional Investment Type Private Real Estate Trust No. 13(H) (the “Trustee”)) (the “Purchaser”), and Shinhan BNP Paribas Asset Management Corporation, an asset manager of the Purchaser (the “Manager”).
WHEREAS, the Company proposes to issue and sell to the Purchaser an aggregate of 10,000,000 shares of Series A Cumulative Perpetual Convertible Preferred Stock, $0.001 par value per share, at a price of $25.00 per share (liquidation preference $25.00 per share) (the “Series A Preferred Shares”) in two tranches, each comprising 5,000,000 Series A Preferred Shares;
WHEREAS, subject to the terms and conditions and representations and warranties set forth in this Agreement, the Purchaser hereby agrees to purchase an aggregate of 10,000,000 Series A Preferred Shares in two tranches, each comprising 5,000,000 Series A Preferred Shares;
WHEREAS, the terms and provisions of the Series A Preferred Shares shall be set forth and established in Articles Supplementary to the Company’s Fourth Articles of Amendment and Restatement (the “Charter”), dated as of the First Closing Date (the “Articles Supplementary”), to be filed with the Maryland Department of Assessments and Taxation (“SDAT”), which Articles Supplementary shall be substantially in the form attached hereto as Exhibit A; and
WHEREAS, the Series A Preferred Shares are being offered and sold by the Company to the Purchaser without being registered with the Securities and Exchange Commission (the “Commission”) in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).
NOW, THEREFORE, the parties hereby agree as follows:

1.Purchase and Sale of Preferred Stock.
1.1    Sale and Issuance of Series A Preferred Shares.
(a)    On the basis of the representations and warranties contained herein and subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, 5,000,000 Series A Preferred Shares on the First Closing Date (as defined below) and an additional 5,000,000 Series A Preferred Shares on the Second Closing Date (as defined below), for the consideration specified in Section 1.1(b) and Section 1.1(c), respectively.
(b)    On the First Closing Date, the Company will deliver to the Purchaser a certificate representing 5,000,000 Series A Preferred Shares (the “First Tranche”) against payment of an amount equal to $125,000,000 (calculated as the product of (i) $25.00 multiplied by (ii) 5,000,000 Series A Preferred Shares) (the “First Purchase Price”), in Federal (same day) funds by wire transfer to the account of the Company specified on Schedule 1.1(b) of the Disclosure Schedule (as defined in Section 2), at the office of Baker & McKenzie LLP, 300 East Randolph Street #5000, Chicago, IL 60601, at 10:00 a.m. central time. The closing of the First Tranche is referred to herein as the “First Closing” and the date on which all of the conditions to closing set forth in Sections 5.1 and 6.1 are waived or satisfied and the payment under this Section 1.1(b) is made to the Company is referred to herein as the “First Closing Date”.
(c)    On the Second Closing Date, the Company will deliver to the Purchaser a certificate representing an additional 5,000,000 Series A Preferred Shares (the “Second Tranche”) against payment of an amount equal to $125,000,000 (calculated as the product of (i) $25.00 multiplied by (ii) 5,000,000 Series A Preferred Shares) (the “Second Purchase Price”), in Federal (same day) funds by wire transfer to the account of the Company specified on Schedule 1.1(b) of the Disclosure Schedule (as defined in Section 2), at the office of Baker & McKenzie LLP, 300 East Randolph Street #5000, Chicago, IL 60601, at 10:00 a.m. central time. The closing of the Second Tranche is referred to herein as the “Second Closing” and the date on which all of the conditions to closing set forth in Sections 5.2 and 6.2 are waived or satisfied and the payment under this Section 1.1(c) is made to the Company is referred to herein as the “Second Closing Date”.
(d)    The certificate for the Series A Preferred Shares to be issued to the Purchaser on the First Closing Date shall be registered in the name of the Purchaser. The certificate for the Series A Preferred Shares and evidence of its registration will be made available for examination by the Purchaser in Chicago, Illinois, not later than 10:00 a.m. (central time) on the Business Day prior to the First Closing Date. The certificate for the Series A Preferred Shares to be issued to the Purchaser on the Second Closing Date shall be registered in the name of the Purchaser. The certificate for the Series A Preferred Shares and evidence of its registration will be made available for examination by the Purchaser in Chicago, Illinois, not later than 10:00 a.m. (central time) on the Business Day prior to the Second Closing Date.
2.    Representations and Warranties of the Company. Except as set forth on the disclosure schedule attached hereto as Exhibit B (the “Disclosure Schedule”), the Company represents and warrants to the Purchaser as follows:
2.1    Organization; Good Standing; Qualification. The Company has been duly organized and is validly existing as a corporation, in good standing under the laws of the jurisdiction of its organization.
2.2    Corporate Power. The Company has all requisite legal and corporate power and authority (i) to own and operate its properties and assets and to carry on its business as presently conducted, (ii) to execute and deliver this Agreement and the agreements contemplated hereby, (iii) to sell and issue the Series A Preferred Shares and (iv) to carry out and perform its obligations under this Agreement and the agreements to which it is a party contemplated hereby.
2.3    Authorization. With the exception of an exemption from the Aggregate Share Ownership Limit (as defined in the Company’s Charter) to be granted by the Company in accordance to Section 4, all corporate action on the part of the Company, necessary for the authorization, execution, and delivery of this Agreement, the performance of the respective obligations of the Company hereunder and the authorization and issuance of the Series A Preferred Shares has been taken or will be taken prior to the First Closing. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
2.4    Valid Issuance of Preferred Shares. The Series A Preferred Shares, when issued in accordance with the terms of this Agreement for the consideration expressed herein, will be duly authorized, validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws and under the Charter, including the Articles Supplementary.
2.5    Capitalization of Company. The authorized capital stock of the Company consists solely of 700,000,000 shares of common stock, par value $0.001 per share of the Company (the “Common Stock”), and 200,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), of which 166,468,160 shares of Common Stock are issued and outstanding as of June 30, 2018 and no shares of Preferred Stock are issued and outstanding as of the date hereof. All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and are validly issued, fully paid, outstanding and non-assessable.
2.6    Subsidiaries. Other than the subsidiaries listed on Schedule 2.6, the Company does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity. Each of the Company’s subsidiaries listed on Schedule 2.6 is validly existing and in good standing under the laws of its jurisdiction.
2.7    The Articles Supplementary. The Articles Supplementary have been duly authorized by the Company, and, when executed and delivered by the Company and filed of record and accepted by SDAT, will constitute a legal, valid and binding obligation, enforceable in accordance with its terms, including but not limited to, the provisions of Section 6 thereof, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
2.8    Compliance with Other Instruments. Subject to the receipt of an exemption from the Aggregate Share Ownership Limit under the Company’s Charter and Bylaws to be granted by the Company in accordance to Section 4, the Company is not in violation of its Charter or Bylaws.
2.9    Governmental Consent, etc. No consent, approval, qualification, order or authorization of, or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the Company’s execution, delivery or performance of this Agreement and issuance of the Series A Preferred Shares, except (i) such filings as may be required under applicable state and federal securities laws, which will be timely filed within the applicable periods therefor and (ii) the filing of the Articles Supplementary with the SDAT, which shall be completed prior to the First Closing Date.
2.10    Offering. Subject in part to the truth and accuracy of the Purchaser’s and the Manager’s representations set forth in Section 3 of this Agreement, the issuance of the Series A Preferred Shares as contemplated by this Agreement is exempt from the registration requirements of the Securities Act and all applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss or revocation of such exemption.
2.11    General Solicitation. The Company has not engaged in any form of general solicitation or general advertising including advertisings, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general underwriting with respect to the Series A Preferred Shares.
2.12    Non-Reliance. Except for the representations and warranties contained in this Section 2 (including the related portions of the Disclosure Schedule), the Company has not made and does not make any other express or implied representation or warranty, either written or oral, on behalf of the Company, including any representation or warranty as to the accuracy or completeness of any information that the Company furnished or made available to the Purchaser and any of its representatives or as to the future revenue, profitability or success of the Company, or any representation or warranty arising from statute or otherwise in law.
3.    Representations, Warranties and Covenants of the Purchaser and the Manager. The Purchaser and the Manager hereby represent, warrant and covenant to the Company as follows:
3.1    Organization; Power; Authorization. The Manager has been duly incorporated and is validly existing under the laws of Korea. The Purchaser is a privately placed professional investment type fund duly established and validly existing under the Financial Investment Services and Capital Markets Act of Korea (“FISCMA”). Each of the Purchaser and the Manager has all requisite power and authority to execute and deliver this Agreement and perform its obligations under this Agreement and the transactions contemplated thereby and in connection with the Trust Activities (as defined below). This Agreement, when executed and delivered by each of the Purchaser and the Manager, constitutes a valid and legally binding obligation of the Purchaser and the Manager, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
3.2    No Conflicts. Neither the execution, delivery and performance by the Purchaser or the Manager of this Agreement, nor the consummation by the Purchaser or the Manager of the transactions contemplated hereby or thereby, including any future issuance of certificates, interests or other securities of the Purchaser, or any Trust Activities (as defined below) will: directly or indirectly (with or without notice, lapse of time or both), conflict with, result in a breach or violation of, constitute a default under, give rise to any right of revocation, withdrawal, suspension, acceleration, cancellation, termination, modification, imposition of additional obligations or loss of rights under, result in any payment becoming due under, or result in the imposition of any encumbrance on any of the properties or assets of the Purchaser or the Manager under (i) the governing or organizational documents of the Purchaser or the Manager, (ii) any contract to which the Purchaser or the Manager is a party or by which the Purchaser or the Manager is bound or to which any of their properties or assets is subject or (iii) any Law, Judgment or Governmental Authorizations applicable to either the Purchaser or the Manager or any of its respective businesses, properties or assets.
3.3    No Litigation. As of the date hereof, there is no claim, action, suit, proceeding or arbitration (i) in progress or pending, or threatened against the Purchaser or the Manager or (ii) that challenge or may have the effect of preventing, delaying, making illegal or otherwise interfering with the terms of this transactions contemplated by this Agreement.
3.4    Compliance with Laws. Without limiting the scope of any other representation in this Agreement, each of the Purchaser and the Manager is in compliance and has complied with all, and neither the Purchaser nor the Manager has violated any, Laws, Judgments or Governmental Authorizations applicable to it or to the conduct of its business or the ownership or use of any of its properties or assets. Neither the Purchaser nor the Manager has received any notice or other communication from any Governmental Authority or any other Person regarding any actual, alleged or potential violation of, or failure to comply with, any applicable Law, Judgment or Governmental Authorization, any actual or threatened revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization, or any actual, alleged or potential obligation on the part of the Purchaser or the Manager to undertake, or to bear all or any portion of the cost of, any remedial action of any nature. The Purchaser or the Manager, as applicable, will promptly notify the Company upon receipt of any such notice or other communication pursuant to this Section 3.4.
3.5    Purchase Entirely for Own Account. Neither the Purchaser nor the Manager has any present intention of reselling the Series A Preferred Shares, or any direct or indirect interest therein, to any parties who are U.S. persons, or of effecting a “distribution,” as defined in the Securities Act, of the Series A Preferred Shares in violation of U.S. securities laws. Each of the Purchaser and the Manager understands and agrees that the Purchaser has not acquired the Series A Preferred Shares as a result of, and has not and will not, and will direct its “affiliates,” as defined under the Securities Act, and any person acting on its or their behalf not to, engage in any “directed selling efforts,” as defined under Rule 902(c) of Regulation S, in the United States in respect of the Series A Preferred Shares, which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, condition the market in the United States for the resale of the Series A Preferred Shares.
3.6    No General Solicitation. Neither the Purchaser nor the Manager is aware of any advertisement of any of the Series A Preferred Shares and the Purchaser is not acquiring the Series A Preferred Shares as a result of any form of general solicitation or general advertising including advertisings, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting or any general solicitation or general advertisement.
3.7    Reliance Upon Purchaser's Representations. The Purchaser and the Manager understand that the Series A Preferred Shares are not registered under the Securities Act on the grounds that the sale provided for in this Agreement and the issuance of the Series A Preferred Shares hereunder is exempt from registration under the Securities Act pursuant to Regulation S thereof, and that the Company’s reliance on such exemption is predicated on the Purchaser’s and the Manager’s representations set forth herein.
3.8    Investment Experience; Economic Risk. The Purchaser and the Manager are experienced in evaluating and investing in transactions of securities of companies in a similar stage of development to that of the Company and acknowledge that the Purchaser and the Manager are able to fend for themselves. The Purchaser and the Manager have such knowledge and experience in financial and business matters that the Purchaser and the Manager are capable of evaluating the merits and risks of the investment in the Series A Preferred Shares. The Purchaser can bear the economic risk of the Purchaser’s investment and is able to suffer a complete loss of the Purchaser’s investment.
3.9    Purchaser Status. Neither the Purchaser nor the Manager is a “U.S. person,” as defined under Rule 902(k) of Regulation S, nor, is the Purchaser acquiring the Series A Preferred Shares for the account or benefit of, directly or indirectly, any U.S. person.
3.10    Regulation S Requirements. The Purchaser and the Manager understand and agree that, pursuant to U.S. securities laws, they may not (a) sell, transfer or dispose of the Series A Preferred Shares to any person or entity, other than (i) outside the United States in an offshore transaction in accordance with Regulation S under the Securities Act, (ii) pursuant to another exemption from registration under the Securities Act (for example, pursuant to a transaction by any person other than an issuer, underwriter, or dealer, as contemplated by Section 4(1) of the Securities Act, or pursuant to the safe harbor provisions for such resales provided by Rule 144) or (iii) pursuant to an effective registration statement under the Securities Act, or (b) engage in any hedging or other transactions involving the Series A Preferred Shares unless in compliance with the Securities Act. The Purchaser and the Manager understand and agree that any direct or indirect sale of the Series A Preferred Shares by any Person (as defined herein) in any jurisdiction outside of the United States will be made in compliance with the securities laws of such jurisdiction and Regulation S.
3.11    Restricted Securities. The Purchaser and the Manager understand and agree that the Series A Preferred Shares are being offered and sold to the Purchaser without such offer and sale being registered under the Securities Act, or “blue sky” laws of any state of the United States and will be issued to the Purchaser in an offshore transaction outside of the United States in accordance with the safe harbor from registration requirements of the Securities Act provided by Regulation S. As such, the Purchaser and the Manager understand and agree that the Series A Preferred Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such federal securities laws and applicable regulations, such Series A Preferred Shares may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser and the Manager understand and agree that the Company does not have an obligation to register the Series A Preferred Shares or to comply with the conditions of any exemption available under U.S. securities laws, or to take any other action necessary in order to make available any exemption for the resale of the Series A Preferred Shares without registration.
3.12    SEC Filings. The Purchaser and the Manager each acknowledge that it has access to and has reviewed the Company’s reports and filings that are made with the U.S. Securities and Exchange Commission from time to time.
3.13    Disclosure of Information. The Purchaser and the Manager have received all the information the Purchaser and the Manager consider necessary or appropriate for deciding whether to purchase the Series A Preferred Shares. The Purchaser and the Manager have had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series A Preferred Shares and the Company’s business, financial condition, properties and prospects and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Purchaser and the Manager or to which the Purchaser and the Manager had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely thereon.
3.14    Tax Liability. The Purchaser and the Manager have reviewed with their own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Each of the Purchaser and the Manager is relying solely on its own advisors and not on any statements or representations of the Company, the Company’s counsel, or any of the Company’s agents or advisors. Each of the Purchaser and the Manager understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.
3.15    Inspection. The Company (i) will deliver or make available to the Purchaser and the Manager (aa) copies of its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K as filed with the SEC and (bb) any additional information that may be reasonably requested by the Purchaser or Manager including, but not limited to, financial records, operation reports and aging A/R reports of the Company and (ii) will permit, not more than once per quarter, one authorized representative of either the Purchaser or the Manager to visit its Headquarters during normal business hours, upon reasonable advance notice, in order to review additional financial records, operation reports and aging A/R reports of the Company, provided, however, that any such visit shall not disruptively interfere with the Company’s normal operations. Each of the Purchaser and the Manager acknowledges that it is aware of and will comply with the United States securities laws that prohibit any Person having material, non-public information about an issuer from trading in the securities of that issuer or from communicating such information to other Persons.
3.16    Legends. The Purchaser and the Manager understand and agree that the certificate evidencing the Series A Preferred Shares shall bear a legend in substantially the following form (in addition to any legend required under applicable state securities laws, the Charter, including the Articles Supplementary):
“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT. TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THESE SECURITIES ARE ALSO SUBJECT TO THE RESTRICTIONS SET FORTH IN (I) THE SERIES A CUMULATIVE PERPETUAL CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT, DATED AUGUST 8, 2018, BY AND AMONG GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC., SHBNPP GLOBAL PROFESSIONAL INVESTMENT TYPE PRIVATE REAL ESTATE TRUST NO. 13(H) (ACTING THROUGH KOOKMIN BANK AS TRUSTEE OF SHBNPP GLOBAL PROFESSIONAL INVESTMENT TYPE PRIVATE REAL ESTATE TRUST NO. 13(H)) AND SHINHAN BNP PARIBAS ASSET MANAGEMENT CORPORATION, AND (II) THE CHARTER OF GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC., INCLUDING THE ARTICLES SUPPLEMENTARY OF GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC. DATED AS OF AUGUST 8, 2018 AND FILED WITH THE MARYLAND DEPARTMENT OF ASSESSMENTS AND TAXATION.”
4.    Exemption from Aggregate Share Ownership Limit; Conversion Rights.
4.1    The Board of Directors of the Company (the “Board”) has granted an irrevocable exemption to the Purchaser and the Manager, with respect to the transactions contemplated by this Agreement, from the application of the Aggregate Share Ownership Limit (as defined in the Charter), subject to the execution and delivery, at the First Closing, of the Ownership Limit Exemption Agreement in the form attached hereto as Exhibit C (the “Exemption Agreement”) by the Purchaser (including the receipt by the Company of a representation letter from the Purchaser).
4.2    Upon the exercise of the Conversion Right (as such term is defined in the Articles Supplementary) by a holder of Series A Preferred Shares in accordance with Section 6 of the Articles Supplementary, the Company will use reasonable efforts to satisfy the conditions set forth in Section 6(f)(i)-(iii) of the Articles Supplementary.
5.    Conditions to Closing of the Purchaser.
5.1    The obligations of the Purchaser to the Company to consummate the purchase of the First Tranche on the First Closing Date are subject to the fulfillment on or before the First Closing of each of the following conditions by the Company:
(a)    Representations and Warranties Correct. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects on and as of the First Closing.
(b)    Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the First Closing shall have been performed or complied with in all material respects.
(c)    First Closing Deliverables. The Company shall have delivered to the Purchaser at the First Closing the following:
(i)    a certificate executed by an officer of the Company on behalf of the Company certifying that the conditions specified in Sections 5.1(a) and 5.1(b) have been satisfied;
(ii)    the Articles Supplementary in the form attached hereto as Exhibit A, duly executed by the Company, and filed with the SDAT;
(iii)    a certificate registered in the name of the Purchaser representing the number of Series A Preferred Shares to be purchased by the Purchaser on the First Closing Date substantially in the form attached hereto as Exhibit D (the “Series A Stock Certificate”), duly executed by the Company; and
(iv)    the Exemption Agreement, duly executed by the Company.
5.2    The obligations of the Purchaser to the Company to purchase the Second Tranche on the Second Closing Date are subject to the fulfillment on or before the Second Closing of each of the following conditions in items (a) – (f) below by the Company and item (f) below by the Purchaser:
(a)    Representations and Warranties Correct. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects on and as of the Second Closing.
(b)    Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Second Closing shall have been performed or complied with in all material respects.
(c)    Second Closing Deliverables. The Company shall have delivered to the Purchaser at the Second Closing the following:
(i)    a certificate executed by an officer of the Company on behalf of the Company certifying that the conditions specified in Sections 5.2(a) and 5.2(b) have been satisfied; and
(ii)    a Series A Stock Certificate in the name of the Purchaser representing the number of Series A Preferred Shares to be purchased by the Purchaser on the Second Closing Date, duly executed by the Company.
(d)    No Material Adverse Change. No Material Adverse Change to the Company shall have occurred and the Company shall not have taken any actions to cause a Material Adverse Change to occur.
(e)    No Notice of Default. The Company must not have received a notice of default under its credit facilities relating to the Second Tranche.
(f)     Approvals. The Purchaser must have received the approvals listed on Schedule 5.2(f), including the Purchaser’s internal approval of the Second Closing and the Manager’s approval of internal investment committee for the Second Closing.
6.    Conditions to Closing of the Company.
6.1    The obligations of the Company to the Purchaser to consummate the sale of the First Tranche on the First Closing Date are subject to fulfillment on or before the First Closing of each of the following conditions:
(a)    Representations and Warranties Correct. The representations and warranties of the Purchaser and the Manager contained in Section 3 must be true on and as of the First Closing.
(b)    Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser or the Manager on or prior to the First Closing shall have been performed or complied with in all respects.
(c)    First Closing Deliverables. The Purchaser must have delivered to the Company at the First Closing the following:
(i)    an amount equal to the First Purchase Price, by wire transfer of immediately available funds to an account specified by the Company;
(ii)    a certificate executed by an officer of the Purchaser and the Manager on behalf of the Purchaser or the Manager, as applicable, certifying that the conditions specified in Sections 6.1(a) and 6.1(b) have been satisfied;
(iii)    fully executed copies of the Purchaser Organizational Documents; and
(iv)    the Exemption Agreement, duly executed by the Purchaser.
(d)    Consents. The Company must have received the consents listed on Schedule 6.1(d) (the “Consents”).
6.2    The obligations of the Company to the Purchaser to consummate the sale of the Second Tranche on the Second Closing Date are subject to fulfillment on or before the Second Closing of each of the following conditions:
(a)    Representations and Warranties Correct. The representations and warranties of the Purchaser and the Manager contained in Section 3 must be true on and as of the Second Closing.
(b)    Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser or the Manager on or prior to the Second Closing shall have been performed or complied with in all respects.
(c)    Second Closing Deliverables. The Purchaser must have delivered to the Company at the Second Closing the following:
(i)    an amount equal to the Second Purchase Price, by wire transfer of immediately available funds to an account specified by the Company; and
(ii)    a certificate executed by an officer of the Purchaser and the Manager on behalf of the Purchaser or the Manager, as applicable, certifying that the conditions specified in Sections 6.2(a) and 6.2(b) have been satisfied.
7.     Compliance with Laws; Review of Governing Documents.
(a)    Any act, circumstance, or event arising out of, resulting from or related to the formation, use, operation, or any other matter concerning the Purchaser, the Manager or any of their respective affiliates, including, but not limited to, any Transfer (as defined below) or issuance of certificates, interests or other securities of the Purchaser, or any of its affiliates, by the Manager, or any of their respective affiliates, to any Person (collectively, “Trust Activities”), whether occurring before or after the First Closing, or the Second Closing, as applicable, will be performed in compliance with all Laws, Judgments or Governmental Authorizations.
(b)    The Company shall have a right to (i) review drafts of all documents relating to the organization, formation or establishment of the Purchaser (“Purchaser Organizational Documents”), (ii) provide comments to the Purchaser Organizational Documents and (iii) receive final executed copies of all Purchaser Organizational Documents. The Company shall also have a right to review and comment upon any proposed amendments to the Purchaser Organizational Documents and receive final executed copies of any such amendments.
8.    Indemnification.
8.1    Indemnification by Purchaser. The Purchaser agrees to indemnify, defend and hold harmless the Company, and its affiliates, directors, officers, equity owners, employees, agents, consultants and other advisors and representatives (collectively, the “Company Indemnified Parties”) from and against all third party costs and expenses (including, without limitation, reasonable attorney’s fees and expenses) and any losses and damages (collectively, “Company Losses”) suffered or incurred by the Company (whether or not due to third party claims) that arise out of, result from, or relate to:
(a)    subject in all cases to the limitations set forth in Section 10.2, the sale or resale, conveyance, assignment, assumption, transfer or delivery (collectively, “Transfer”) of the Series A Preferred Shares, including any Transfer of the Series A Preferred Shares to any Person, and any Transfer of the Series A Preferred Shares by the Purchaser, the Manager or by any other Person (“Future Resale Event”);
(b)    any Trust Activities;
(c)    any breach of any representation or warranty or other statement of the Purchaser or the Manager contained in this Agreement; or
(d)    the failure of the Purchaser or the Manager to perform or observe any covenant or agreement contained in this Agreement.
8.2    Indemnification by Company.    The Company agrees to indemnify, defend and hold harmless the Purchaser, and its affiliates, directors, officers, equity owners, employees, agents, consultants and other advisors and representatives (collectively, the “Purchaser Indemnified Parties”) from and against all third party costs and expenses (including, without limitation, reasonable attorney’s fees and expenses) and any losses and damages (collectively, “Purchaser Losses”) suffered or incurred by the Purchaser (whether or not due to third party claims) that arise out of, result from, or relate to:
(a)    any breach of any representation or warranty or other statement of the Company contained in this Agreement; or
(b)    the failure of the Company to perform or observe any covenant or agreement contained in this Agreement.
8.3    Indemnification Procedures. Promptly after a party seeking indemnification under this Section 8 (an “Indemnified Party”) receives notice of a claim or the commencement of an action for which the Indemnified Party intends to seek indemnification under Section 8.3, the Indemnified Party will notify the party from whom indemnification is sought (an “Indemnifying Party”) in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the Indemnifying Party will not relieve the Indemnifying Party from liability under Section 8.3, except to the extent it has been materially prejudiced by the failure to give notice. The Indemnifying Party will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the Indemnifying Party acknowledges in writing the obligation to indemnify the party against whom the claim or action is brought to the extent required hereunder, the Indemnifying Party may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After the Indemnifying Party notifies an Indemnified Party that the Indemnifying Party wishes to assume the defense of a claim, action, suit or proceeding, the Indemnifying Party will not be liable for any legal or other expenses incurred by the Indemnified Party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the Indemnified Party (which counsel will be reasonably acceptable to the indemnifying parties), one or more of the Indemnified Parties should be separately represented in connection with a claim, action, suit or proceeding, the Indemnifying Party will pay the reasonable fees and expenses of one separate counsel, and one local counsel, for the Indemnified Parties. Each Indemnified Party, as a condition to receiving indemnification as provided in Section 8.3, will cooperate in all reasonable respects with the Indemnifying Party in the defense of any action or claim as to which indemnification is sought. The Indemnifying Party will not be liable for any settlement of any action effected without its prior written consent. The Indemnifying Party will not, without the prior written consent of the Indemnified Party, effect any settlement of a pending or threatened action with respect to which an Indemnified Party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the Indemnified Party from all liability and claims which are the subject matter of the pending or threatened action.
9.    Covenant not to Sue. Each of the Purchaser, the Manager and their respective affiliates covenant to never institute or participate in any administrative proceeding, suit or action, at law or in equity, against the Company, or any of its affiliates, in connection with any Future Resale Event to any Person or any Trust Activities. The Purchaser and the Manager will cause prospective investors to covenant to never institute or participate in any administrative proceeding, suit or action, at law or in equity, against the Company, or any of its affiliates, in connection with any Future Resale Event or any Trust Activities. The Purchaser and the Manager understand and agree that the neither the Company, nor any of its affiliates, shall have any liability whatsoever relating to any Future Resale Event or any Trust Activities.
10.    Lock-Up; Consent to Sale.
10.1    Lock-Up. The Purchaser agrees, that during the period beginning on the First Closing Date and ending on the date that is five years from the First Closing Date, or if the Second Closing Date occurs, ending on the date that is five years from the Second Closing Date, as applicable, subject to extensions as may be mutually agreed upon by the parties (the “Lock-Up Period”), the Purchaser will not, without the prior written consent of the Company, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Series A Preferred Shares or any securities convertible into or exchangeable or exercisable for Series A Preferred Shares (collectively, the “Lock-Up Securities”), or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of the Series A Preferred Shares or other securities, in cash or otherwise.
10.2    Consent Required for Sale.Without the prior written consent of the Company not to be unreasonably withheld or delayed and subject to the delivery by the Purchaser to the Company of any information or documents that the Company may request for the purpose of enabling it to satisfy its obligations pursuant to Section 10.3 hereof, including, without limitation, a transfer request form, or such other document in the form or substance as the Company may reasonably request for the purpose of enabling it to comply with applicable law, the Purchaser will not, directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Series A Preferred Shares or any shares of Common Stock issued upon the conversion of any Series A Preferred Shares (each, a “Sale”) if (i) such Sale would constitute a violation of any agreement of the Company relating to any indebtedness of the Company or (ii) such Sale is to a Competitor of the Company. The Purchaser agrees that any prospective buyer will receive a copy of, and agree to be bound by the provisions of, this Agreement. Notwithstanding the foregoing but subject to the next sentence, the provisions of this Section 10.2 shall not apply to any Sale of shares of Common Stock listed on a national securities exchange registered under Section 6(a) of the Exchange Act, or to any Sale of the Series A Preferred Shares listed on a national securities exchange registered under Section 6(a) of the Exchange Act. Subject to the Exemption Agreement, nothing contained in this Section 10.2 shall limit the obligations of Purchaser under Section 6 of the Charter.
10.3    KYC or Other Lender Requirements. The Purchaser and the Manager covenant to provide and comply with any and all “know your customer” information or other requirements that the lenders of the Company may request with respect to a Person’s title, right, or any interest in and to the Series A Preferred Shares, including with respect to investors in the Purchaser. To the extent permitted under applicable law, the Purchaser and the Manager agree to continue to cooperate with the Company and its representatives in connection with any steps required to be taken as part of the Company’s obligations to its lenders and agree (a) to furnish, or cause to be furnished, upon request of the Company such further information, (b) to execute and deliver, or cause to be executed and delivered, to the Company such other documents and (c) to do, or cause to be done, such other acts and things, all as the Company may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated by this Agreement.
11.    Miscellaneous.
11.1    Taxes. The Company shall pay any taxes required to be paid by the Company under applicable law with respect to the issuance and delivery of the Series A Preferred Shares under this Agreement. The Purchaser shall pay any taxes required to be paid by the Purchaser under applicable law with respect to the Series A Preferred Shares issued to the Purchaser under this Agreement and any Trust Activities.
11.2    Governing Law and Time. The internal laws of the State of New York (without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any other jurisdiction) govern all matters arising out of or relating to this Agreement and its Exhibits and Schedules and the transactions contemplated by this Agreement, including its validity, interpretation, construction, performance and enforcement and any disputes or controversies arising therefrom or related thereto.
11.3    Jurisdiction and Service of Process. Any action or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement must be brought in the courts of the State of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York. Each of the parties knowingly, voluntarily and irrevocably submits to the exclusive jurisdiction of each such court in any such action or proceeding and waives any objection it may now or hereafter have to venue or to convenience of forum. Any party to this Agreement may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 11.10. Nothing in this Section 11.3, however, affects the right of any party to serve legal process in any other manner permitted by law.
11.4    Waiver of Jury Trial. EACH OF THE PARTIES KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF ANY PARTY TO THIS AGREEMENT IN NEGOTIATION, EXECUTION AND DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT.
11.5    Limitation on Liability. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, IN NO EVENT WILL ANY PARTY OR ANY OF ITS AFFILIATES BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS, LOSS OF REVENUE OR LOST SALES) IN CONNECTION WITH ANY CLAIMS, LOSSES, DAMAGES OR INJURIES ARISING OUT OF THE CONDUCT OF SUCH PARTY PURSUANT TO THIS AGREEMENT REGARDLESS OF WHETHER THE NONPERFORMING PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR NOT.
11.6    Survival. Except as set forth herein (including the proviso below), the representations, warranties and covenants of the Company, the Purchaser and the Manager contained herein or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the First Closing, or the Second Closing, as applicable, until the expiration of the applicable statutes of limitations period with respect to a default or breach relating to such representations, warranties and covenants and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Company, the Purchaser or the Manager.
11.7    Severability. If any provision of this Agreement is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement are not affected or impaired in any way and the parties agree to negotiate in good faith to replace such invalid, illegal and unenforceable provision with a valid, legal and enforceable provision that achieves, to the greatest lawful extent under this Agreement, the economic, business and other purposes of such invalid, illegal or unenforceable provision.
11.8    Entire Agreement. This Agreement, including the exhibits attached to this Agreement, and the other documents delivered pursuant to this Agreement constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.
11.9    Amendment. Except as expressly provided herein, neither this Agreement nor any term of this Agreement may be amended, waived, discharged or terminated other than by a written instrument signed by each party against whom enforcement of any such amendment, waiver, discharge or termination is sought.
11.10    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Purchaser and the Manager shall be directed to SHBNPP Global Professional Investment Type Private Real Estate Trust No. 13, 13th floor, 21, Yeouinaru-ro 4-gil, Youngdeungpo-gu, Seoul 07330, Korea; Attention: Jean Moon with copy to SHBNPP Global Professional Investment Type Private Real Estate Trust No. 13, 18th fl, Shinhan Investment Tower, Yeou-idaero 70, Yeoungdeungpo-gu, Seoul 07325, Korea Attention: Ju Hyun Kim; and notices to the Company shall be directed to them at Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245; Attention: Javier Bitar, Chief Financial Officer.
11.11    Expenses. Each party will pay its respective direct and indirect expenses incurred by it in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement.
11.12    Parties. This Agreement shall inure to the benefit of and be binding upon the Purchaser, the Manager, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and for the benefit of no other person, firm or corporation.
11.13    Confidential Information. The Purchaser, the Manager, the Company and their respective affiliates, as the case may be, will maintain the confidentiality of Confidential Information in accordance with procedures adopted by such party in good faith to protect confidential information of third parties delivered to such party; provided, that the Purchaser, the Manager, the Company or their respective affiliates, as the case may be, may deliver or disclose Confidential Information to (i) their respective directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by the Series A Preferred Shares), (ii) their respective financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 11.13, (iii) any other holder of Series A Preferred Shares, (iv) any person from which the Purchaser, the Manager, the Company or their respective affiliates, as the case may be, receive offers to purchase any security of the Company or beneficiary interest of the collective investment fund to be established by the Purchaser to purchase the Series A Preferred Shares, or any of their respective subsidiaries (if such person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 11.13), (v) any federal or state regulatory authority having jurisdiction over the Purchaser or the Company or their respective affiliates, as the case may be, (vi) any other person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to the Purchaser, the Manager, the Company or their respective affiliates, as the case may be, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which the Purchaser, the Manager, the Company or their respective affiliates, as the case may be, is a party or (z) to comply with the requirements set forth under Section 10.3 of this Agreement. Without the prior written consent of the Company, on the one hand, and the Purchaser and the Manager, on the other hand, no party hereto may make an announcement, issue an advertisement or a press release or otherwise make any publicly available statement concerning this Agreement or the other transaction documents or the transactions contemplated hereby or thereby, other than as required by or pursuant to U.S. federal or state securities laws. Each holder of Series A Preferred Shares, by its acceptance of such Series A Preferred Shares, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 11.13.
11.14    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable, and all of which together shall constitute one instrument. The delivery of signed counterparts by email transmission in portable document format or .tiff format that includes a copy of the sending party’s signature(s) is as effective as signing and delivering the counterpart in person.
11.15    No Third Party Beneficiaries. Except as expressly provided for in Section 11.12, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including any partner, member, stockholder, director, officer, employee or other beneficial owner of any party, in its own capacity as such or in bringing a derivative action on behalf of a party) shall have any rights or standing as third‑party beneficiary with respect to this Agreement or the transactions contemplated by this Agreement.
11.16    Construction. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. When a reference is made in this Agreement to a Section, Schedule or Exhibit, such reference shall be to a Section, Schedule or Exhibit of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The terms “hereof”, “herein”, “hereby” and derivative or similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms “shall” and “will” mean “must,” and shall and will have equal force and effect and express an obligation. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to in this Agreement means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes. The term “party” or “parties” shall mean a party to or the parties to this Agreement unless the context requires otherwise. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by each of the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. All references in this Agreement to “dollars” or “$” shall mean United States dollars. Any period of time hereunder ending on a day that is not a Business Day shall be extended to the next Business Day. The word “day”, unless otherwise indicated, shall be deemed to refer to a calendar day.
11.17    Standstill. For a period of five years from the date of this Agreement, neither the Purchaser, nor the Manager, nor any of their respective representatives or affiliates will in any manner, directly or indirectly, without the prior written consent of the Company:
(a)    make, or in any way participate, directly or indirectly, in any, “solicitation” of “proxies” (as such terms are used in the rules of the United States Securities and Exchange Commission), or advise or seek to influence any Person with respect to the voting of any voting securities of the Company or any of its subsidiaries;
(b)    make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any tender or exchange offer, merger, recapitalization, reorganization, business combination or other extraordinary transaction involving the Company or any of its subsidiaries or any of their securities or assets;
(c)    seek the election, appointment or removal of any director of the Company’s Board, or seek a change in the composition or size of the Company’s Board;
(d)    form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Exchange Act, in connection with any of the foregoing;
(e)    otherwise act, alone or in concert with others (including, without limitation, by providing financing to another party), to seek or offer to control or influence the management, Board, policies or affairs of the Company;
(f)    advise, assist or encourage any other Persons in connection with any of the foregoing; or
(g)    request the Company or any of its representatives, directly or indirectly, to amend or waive any provision of this paragraph.
The Purchaser and/or the Manager will promptly advise the Company of any inquiry or proposal made to it with respect to any of the foregoing.

11.18    Certain Defined Terms. The terms that follow, when used in this Agreement, shall have the meanings indicated.
“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York and Seoul, Korea are authorized or required by law, regulation or executive order to close.
“Competitor” means a US REIT that owns and operates office properties or industrial properties.
“Confidential Information” means information delivered either (i) to the Purchaser and/or the Manager by or on behalf of the Company or their respective affiliates or (ii) to the Company or its affiliates by or on behalf of the Purchaser and/or the Manager, as the context may require, in each case in connection with the transactions contemplated by or otherwise pursuant to this Agreement or any other transaction documents that are proprietary in nature; provided, that such term does not include information that (a) was publicly known prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by the Purchaser, the Manager, the Company or its affiliates, as the case may be, or any person acting on such party’s behalf or (c) otherwise becomes known to the Purchaser, the Manager, the Company or their respective affiliates, as the case may be, other than through the disclosure to such party by the Purchaser, the Manager, the Company or their respective affiliates, as the case may be.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Governmental Authority” means any (a) nation, region, state, county, city, town, village, district or other jurisdiction, (b) federal, state, local, municipal, foreign or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department or other entity and any court or other tribunal), (d) multinational organization or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.
“Governmental Authorization” means any consent, license, franchise, permit, exemption, clearance or registration issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law.
“Headquarters” means the office of the Company located at Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245.
“Judgment” means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Authority or arbitrator.
“Law” means any federal, state, local, municipal, foreign, international, multinational, or other constitution, law, statute, treaty, rule, regulation, ordinance, code, binding case law or principle of common law.
“Material Adverse Change” means a decline after the First Closing Date of more than 10% of the Company’s monthly revenues as compared to the Company’s monthly revenues for the month ended immediately prior to the First Closing Date.
“REIT” means a real estate investment trust.
“SEC” means the United States Securities and Exchange Commission.

“Person” means an individual or an entity, including a corporation, limited liability company, partnership, trust, unincorporated organization, association or other business or investment entity, or any Governmental Authority.
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IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.

By: /s/ Javier F. Bitar
Name: Javier F. Bitar
Title: Chief Financial Officer

SHBNPP Global Professional Investment Type Private Real Estate Trust No. 13(H) Kookmin Bank (as trustee of SHBNPP Global Professional Investment Type Private Real Estate Trust No. 13(H) as Purchaser)

By: /s/ Jean Moon
Name: Jean Moon
Title: Manager of Custody Business Department

SHINHAN BNP PARIBAS ASSET MANAGEMENT CORPORATION (an asset manager of the Purchaser)

By: /s/ Min Jung Kee
Name: Min Jung Kee
Title: CEO

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